Exhibit 4(k)


                AMENDMENT NO. 1 TO WAREHOUSE CREDIT AGREEMENT

    THIS AGREEMENT is made as of this 16th day of Oct, 1993, by and between MARKET STREET MORTGAGE CORPORATION (the "Borrower") and GE CAPITAL MORTGAGE SERVICES, INC. (the "Lender").

                                 BACKGROUND

    The Borrower and the Lender entered into a Warehouse Credit Agreement, dated as of July 30, 1993 (the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in the maximum aggregate outstanding principal amount of $85,000,000 in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

    The Advances are evidenced by the Borrower's promissory note dated as of July 30, 1993 (the "Note") in the stated principal amount of $85,000,000, and secured by, among other things, a Warehouse Security Agreement dated as of July 30, 1993 (the "Warehouse Security Agreement") between the Borrower and the Lender granting the Lender a security interest in certain of the Borrower's assets.

    The Borrower and the Lender now desire to amend the Warehouse Credit Agreement to provide for a new category of mortgage loan against which the Borrower may request Advances.

    NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

    1. Warehouse Credit Agreement. The Warehouse Credit Agreement is hereby amended as follows:

           a) The definition of "Mortgage Loan" contained in Section 1.01 of the Warehouse Credit Agreement is amended to read in full as follows:

    "Mortgage Loan" shall mean a loan evidenced by a Mortgage Note and secured by a Mortgage encumbering a completed one to four family residential property (including, without limitation, condominium units and excluding cooperative ownership interests); provided, however, that each loan listed on Schedule X shall constitute a Mortgage Loan if such loan is evidenced by a Mortgage Note and secured by a Mortgage encumbering a one to four family residential property."

           b)     The definition of "Origination Date" contained in Section
1.01 of the Warehouse Credit Agreement is amended to read in full as follows:

    "Origination Date" shall mean, with respect to any Mortgage Loan other than a Mortgage Loan listed on Schedule X, the date such Mortgage Loan was funded to the obliger thereon and shall mean, with respect to any Mortgage Loan listed on Schedule X, the date on which the Lender shall make an Advance to the Borrower against the pledge by the Borrower of such Mortgage Loan as Collateral for such Advance."

           c) Section 2.07(a) of the Warehouse Credit Agreement is amended to read in full as follows:

    "The Borrower agrees to pay interest in respect of the outstanding principal amount of the Advances from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) (i) with respect to Advances secured by Mortgage Loans (other than Special Collateral or the Mortgage Loans listed on Schedule X) or Mortgage-backed Securities, at a rate per annum equal to the lower of (x) 2.25% in excess of the Commercial Paper Rate in effect from time to time, and (y) 2.25% in excess of the LIBOR Rate in effect from time to time (provided, however, that at all times that the Commercial Paper is rated A-1 or better by S&P such rate shall in no event be less than 1.75% in excess of the Commercial Paper Rate in effect from time to time, (ii) with respect to Advances secured by Special Collateral, at a rate per annum equal to .125% in excess of the Prime Lending Rate in effect from time to time, and (iii) with respect to Advances secured by the Mortgage Loans listed on Schedule X, at a rate per annum equal to 1.00% in excess of the Prime Lending Rate in effect from time to time".

           d) Section 6.19(a), clause (vii) of the Warehouse Credit Agree-ment is amended to read in full as follows:

    "(vii) unless such Mortgage Loan is one of the Mortgage Loans listed on
           Schedule X, be fully disbursed, the final disbursement to the mortgagor in connection therewith having been made no more than 30 days prior to the date of pledge is such disbursement was made by the Borrower (unless such Mortgage Loan is delivered as Collateral securing the initial Advance made to the Borrower hereunder, is delivered as Collateral securing an Advance made for the purpose of enabling the Borrower to terminate or reduce its obligations under each warehouse credit facility in existence on the date hereof or is delivered as Special Collateral);"

           e) There shall be added to the Warehouse Credit Agreement a new Schedule X which shall read in full as set forth in Exhibit I attached hereto.

    2. Reference to Warehouse Credit Agreement. Except where the context clearly requires otherwise, all references to the Warehouse Credit Agreement in the Warehouse Credit Agreement, the Note, the Warehouse Security Agreement and in any other document delivered to the Lender in connection therewith shall be deemed to refer to the Warehouse Credit Agreement as amended by this Amendment No. 1.

    3. Ratification of Documents. The Borrower hereby ratifies and confirms its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement and agrees that the execution and delivery of this Amendment No. 1 does not in any way diminish or invalidate any of its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement.

    4. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

    5.     Miscellaneous.

           (a) This Agreement shall be governed by the construed according to the laws of the State of New Jersey and shall be binding upon the shall inure to the benefit of the parties hereto, their successors and assigns.

           (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

(CORPORATE SEAL:)                       MARKET STREET MORTGAGE
                                               CORPORATION

ATTEST:                                 By: /s/ Tracy S. Jackson
       --------------------------           -------------------------
           Secretary                            Senior Vice President

(CORPORATE SEAL:)                       GE CAPITAL MORTGAGE SERVICES,
                                        INC.

ATTEST:                                 By: /s/ William E. Mezger
       --------------------------           -------------------------
           Secretary                            Senior Vice President

                  AMENDMENT NO. 2 TO WAREHOUSE CREDIT AGREEMENT


            AMENDMENT NO. 2 TO WAREHOUSE CREDIT AGREEMENT
("Amendment No. 2"), dated as of February 23, 1994, between MARKET STREET MORTGAGE CORPORATION, a Michigan corporation (the "Borrower"), and GE CAPITAL MORTGAGE SERVICES, INC., a New Jersey corporation (the "Lender")



                                  WITNESSETH:


            WHEREAS, the Borrower and the Lender entered into a Warehouse Credit Agreement, dated as of July 30, 1993, which was amended by an Amendment No. 1 thereto dated as of October 16, 1993 (as so amended, the "Original Warehouse Credit Agreement"), pursuant to which the Lender has agreed to make certain advances (the "Advances") to the Borrower in a maximum aggregate principal amount of $85,000,000 (the Original Warehouse Credit Agreement, as amended by this Amendment No. 2, is herein referred to as the "Warehouse Credit Agreement"); and

            WHEREAS, the Advances are evidenced by the Borrower's promissory note dated as of July 30, 1993 (the "Note") in the stated principal amount of $85,000,000, and are secured, among other things, by the Warehouse Security Agreement, dated as of July 30, 1993, between the Borrower and the Lender (as amended from time to time, the "Warehouse Security Agreement"); and

            WHEREAS, the Borrower and the Lender desire to further amend and supplement the Original Warehouse Credit Agreement in order to provide additional terms and conditions for the incurrence by the Borrower of certain Advances thereunder;

            NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

               1. Definitions.

                    (a) Definitions in Original Warehouse Credit
Agreement. All capitalized terms used in this Amendment No. 2 and not otherwise defined herein shall have the same meanings assigned to such terms in the Original Warehouse Credit Agreement.

                    (b) Amendments to Original Definitions and Exhibits.

                         (i) The definition of "Borrowing Base" contained
in Section 1.01 of the Original Warehouse Credit Agreement is hereby amended in its entirety to read as follows:

                    "Borrowing Base" shall mean, as of any date, an amount that is the sum of the following, with respect to all Eligible Mortgage Loans, Special Collateral, Liquid Assets and REO Collateral pledged to the Lender as of such date: (i) the sum for all Conforming Loans that are Committed Mortgage Loans of the product of (x) the Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 99% of the Market Value of such Mortgage Loan, (ii) the sum for all Conforming Loans that are Uncommitted Mortgage Loans of the product of (x) the Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 96% of the Market Value of such Mortgage Loan, (iii) the sum for all Nonconforming Loans (each of which shall be a Committed Mortgage Loan) of the product of (x) the Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 99% of the Market Value of such Mortgage Loan, (iv) the sum for all Mortgage Loans that are FHA Loans, VA Loans or State Loans of the product of (x) the Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 98% of the Market Value of such Mortgage Loan, (v) 99% of the Market Value of each Mortgage-backed Security, (vi) the sum for all Mortgage Loans that are Special Collateral of the product of (x) the Special Collateral Advance Rate with respect to such Mortgage Loan and (y) the outstanding principal amount of such Mortgage Loan, (vii) if any Liquid Assets are so pledged, an amount equal to the lesser of (x) the aggregate principal amount of the Liquid Assets and (y) $0, and
          (viii) if any REO Collateral is so pledged, an amount equal to 100% of the Repurchase Price for all REO Loans which are included in such REO Collateral, provided that the aggregate amount of REO Advances outstanding at any time may not exceed $3.9 million.

                         (ii) The definition of "Request for Advance"
contained in Section 1.01 of the Original Warehouse Credit Agreement is hereby amended in its entirety to read as follows:

                    "Request for Advance" shall mean (i) with respect to all Advances other than REO Advances, a request for Advance substantially in the form of Exhibit A to the Warehouse Credit Agreement, and (ii) with respect to REO Advances, a request for Advance substantially in the form of Exhibit A-1 to the Warehouse Credit Agreement.

                         (iii) The Original Warehouse Credit Agreement is
hereby amended to add a new Exhibit A-1, in the form attached hereto, which shall be used by the Borrower to request REO Advances, and a new Exhibit I-1, in the form attached hereto, which is an amendment to the Warehouse Security Agreement.

                    (c) Additional Defined Terms. Section 1.01 of the Original Warehouse Credit Agreement is hereby amended to add the following new definitions, in the appropriate alphabetical order:

                    "Agency" shall mean, as the context requires, FHLMC, FNMA or GNMA.

                    "Agency Agreement" shall mean the agreement or agreements (including all exhibits and schedules attached thereto or delivered pursuant thereto and all amendments and supplements thereof) between the Borrower and an Agency relating to Mortgage Loans owned by such Agency and the servicing thereof by the Borrower or otherwise affecting the Servicing Rights associated with such Mortgage Loans.

                    "Agency Requirements" shall mean the applicable rules, regulations, directives and instructions of (i) an Agency, including, without limitation, the applicable requirements of the Guides and the Agency Agreements, and (ii) VA and FHA.

                    "Amendment No. 2" shall mean this Amendment No. 2 to Warehouse Credit Agreement.

                    "Amendment No. 1 to Security Agreement" shall mean Amendment No. 1 to Warehouse Security Agreement, dated as of February 23, 1994, between the Borrower and the Lender.

                    "Custodial Agreement" shall mean, with respect to any Mortgage Loan, the agreement or agreements governing the retention of the originals of the Mortgage Note, the Mortgage, any assignment of the Mortgage and any other Mortgage Loan Documents as referred to and in accordance with the related Agency Agreement.

                    "Guides" shall mean, as applicable, (i) the FHLMC Sellers' & Servicers' Guide, (ii) the FNMA Selling Guide and the FNMA Servicing Guide, and (iii) the GNMA Mortgage-Backed Securities Guide, and any amendments and additions to any thereof.

                    "REO Advance" shall mean an Advance made to fund, or to reimburse the Borrower for payments previously made by the Borrower to fund, the Repurchase Price of one or more REO Loans.

                    "REO Claims" shall have the meaning provided in Section 1(c) of Amendment No. 1 to the Warehouse Security Agreement.

                    "REO Collateral" shall have the meaning provided in
          Section 2 of Amendment No. 1 to the Warehouse Security Agreement.

                    "REO Loan" shall mean a Mortgage Loan in respect of which monthly payments are delinquent, and which the Borrower is required, on account of such delinquency, to repurchase from GNMA in accordance with Agency Requirements.

                    "REO Obligation" shall have the meaning provided in
          Section 1(c) of Amendment No. 1 to the Warehouse Security
          Agreement.

                    "REO Property" shall mean the real property on which a lien has been granted pursuant to a Mortgage to secure the repayment of an REO Loan.

                    "Repurchase Price" shall mean, with respect to any REO Loan, the aggregate amount which the Borrower is required to remit to GNMA to repurchase such REO Loan in accordance with Agency Requirements.

                    "Serviced Loan" shall have the meaning provided in
          Section 1(c) of Amendment No. 1 to the Warehouse Security
          Agreement.

                    "Servicing File" shall have the meaning provided in
          Section 1(c) of Amendment No. 1 to the Warehouse Security
          Agreement.

                    "Servicing Rights" shall have the meaning provided in
          Section 1(c) of Amendment No. 1 to the Warehouse Security
          Agreement.

               2. Amendments to Original Warehouse Credit Agreement.

                    (a) Section 2.01 of the Original Warehouse Credit Agreement is hereby amended in its entirety to read as follows:

                    "2.01 Commitment". Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time prior to the Expiry Date (or such earlier date as the Commitment shall have been terminated pursuant to the terms hereof), to make an advance or advances (each an "Advance" and, collectively, the "Advances") to the Borrower, which Advance: (i) shall be made at any time and from time to time in accordance with the terms hereof on and after the Effective Date and prior to the Expiry Date; (ii) shall bear interest as provided in Section 2.07; (iii) may be prepaid and reborrowed in accordance with the provisions hereof; and (iv) shall be made against the pledge by the Borrower of Eligible Mortgage Loans, Special Collateral, Liquid Assets or REO Collateral as Collateral for such Advance as provided herein and in the Warehouse Security Agreement; provided, however, that
          (1) the aggregate principal amount of Advances outstanding at any time shall not exceed the lesser of (x) the Commitment and (y) the Borrowing Base, at such time, (2) the aggregate principal amount of Advances outstanding at any time secured by Mortgage Loans shall not exceed 100% of the Commitment, (3) the aggregate principal amount of Advances outstanding at any time secured by Mortgage-backed Securities shall not exceed 0% of the Commitment, (4) the aggregate principal amount of Wet Advances outstanding at any time shall not exceed 40% of the Commitment,
          (5) the aggregate principal amount of Advances outstanding at any time secured by Special Collateral shall not exceed 4.7% of the Commitment, (6) the aggregate principal amount of Advances outstanding at any time secured by Nonconforming Loans shall not exceed 75% of the Commitment, (7) the aggregate principal amount of Advances outstanding at any time secured by Uncommitted Mortgage Loans shall not exceed 3% of the Commitment, (8) the aggregate principal amounts of Advances outstanding at any time secured by FHA Loans, VA Loans and State Loans shall not exceed 100% of the Commitment, and (9) the aggregate principal amount of Advances outstanding at any time secured by REO Collateral shall not exceed 4.6% of the Commitment."

                    (b) Section 2.04 of the Original Warehouse Credit Agreement is hereby amended in its entirety to read as follows:

                    "Whenever the Borrower desires to incur an Advance hereunder, it shall deliver to the Lender at its office a Request for Advance substantially in the form of either Exhibit A or Exhibit A-1, as applicable, not later than 12:30 p.m. (New York City time) on the Business Day prior to the proposed date of such Advance. Each Request for Advance in the form of Exhibit
          A: (i) shall be appropriately completed to specify the aggregate principal amount of the Advance or Wet Advance to be made and the proposed date of such Advance (which shall be a Business Day);
          (ii) shall have attached thereto each of the Collateral Documents specified therein, including, without limitation, in the case of each Advance or Wet Advance to be secured by a pledge of a Mortgage Loan, an assignment by the Borrower to the Lender of the related Mortgage fully completed and in recordable form, and a Borrowing Base certificate substantially in the form of Exhibit C (a "Borrowing Base Certificate"); and
          (iii) shall, in the case of a Wet Advance, include instructions with respect to the disbursement of such Wet Advance. Each Request for Advance in the form of Exhibit A-1: (i) shall be appropriately completed to specify the aggregate principal amount of the REO Advance to be made and the proposed date of such REO Advance (which shall be a Business Day); and (ii) shall have attached thereto a description of each REO Loan the Repurchase Price of which is to be funded by such REO Advance, which description shall be in substantially the form of Schedule I to Exhibit A-1."

                    (c) Section 2.07(a) of the Original Warehouse Credit Agreement is hereby amended in its entirety to read as follows:

                         "(a) The Borrower agrees to pay interest in respect of the outstanding principal amount of the Advances from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) (i) with respect to Advances secured by Mortgage Loans (other than Special Collateral or the Mortgage Loans listed on Schedule X) or Mortgage-backed Securities, at a rate per annum equal to the lower of
     (x) 2.25% in excess of the Commercial Paper Rate in effect from time to time and (y) 2.25% in excess of the LIBOR Rate in effect from time to time (provided, however, that at all times that the Commercial Paper is rated A-1 or better by S&P such rate shall in no event be less than 1.75% in excess of the Commercial Paper Rate in effect from time to time), (ii) with respect to Advances secured by Special Collateral, at a rate per annum equal to .125% in excess of the Prime Lending Rate in effect from time to time, (iii) with respect to Advances secured by the Mortgage Loans listed on Schedule X, at a rate per annum equal to 1.00% in excess of the Prime Lending Rate in effect from time to time, and (iv) with respect to Advances secured by REO Collateral, at a rate per annum equal to 1.00% in excess of the Prime Lending Rate in effect from time to time."

                    (d) The first sentence of Section 3.01(c) of the Original Warehouse Credit Agreement is hereby amended in its entirety to read as follows:

                         "(c) The Borrower shall pay the Lender an administration fee (the "Administration Fee") with respect to each calendar month during the term of this Agreement in an amount equal to the sum of (i) $12.50 for each Mortgage Loan pledged as Collateral for the first time during such calendar month, and (ii) $12.50 for each REO Loan the Repurchase Price of which is funded by an REO Advance during such calendar month."

                    (e) There shall be added to Section 4.02 of the Original Warehouse Credit Agreement a new paragraph (u), which shall read in full as follows:

                         "(u) if on any date the aggregate principal amount outstanding of REO Advances exceeds 4.6% of the Commitment, the Borrower shall immediately prepay the principal of REO Advances in an aggregate amount equal to such excess."

                    (f) There shall be added to Section 4.03 of the Original Warehouse Credit Agreement a new paragraph (c), which shall read in full as follows:

                         "(c) Anything to the contrary in paragraphs (a) and (b) above notwithstanding, the Borrower shall be entitled to have REO Collateral released from the Lien granted pursuant to the Warehouse Security Agreement, upon the Borrower's written request therefor to the Lender, without prepaying any Advances; provided that (i) no Default or Event of Default has occurred and is continuing at the time of making any such request, or would result therefrom, (ii) the Borrower reimburses the Lender promptly upon request for any fees, costs or expenses incurred by the Lender in effecting such release of REO Collateral, and (iii) the Borrower shall have demonstrated to the Lender's satisfaction that immediately following such release the Borrower's Servicing Portfolio will equal or exceed $600,000,000 and will continue to comply with Section 7.14 of the Warehouse Credit Agreement."

                    (g) There shall be added to Section 5 of the Original Warehouse Credit Agreement a new Section 5.18, which shall read in full as follows:

          "5.18 Conditions Precedent to REO Advances. The obligation of the Lender to make each REO Advance to the Borrower under the Warehouse Credit Agreement is subject, at the time of the making of each such REO Advance, to the satisfaction of the following conditions precedent, in addition to the satisfaction of all other applicable conditions precedent described in this Section 5:

                    (a) Amendment to Warehouse Security Agreement: UCC's. The Borrower shall have duly authorized, executed and delivered an amendment to the Warehouse Security Agreement, substantially in the form of Exhibit I-1 hereto, covering all of the Borrower's present and future REO Collateral, together with:

                         (i) acknowledgement copies of proper financing statements (Form UCC-1) (in form satisfactory to the Lender), duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest purported to be created by the Warehouse Security Agreement in the REO Collateral; and

                         (ii) copies of such other documents or reports, or evidence of completion of such other recordings and filings as the Lender may request comparable to those described in Section 5.09(b), (c) and (d) of this Agreement but with specific reference to the REO Collateral.

                    (b) Diligence. Prior to the making of any REO Advance, the Lender shall have satisfactorily completed any due diligence review with respect to the Borrower's Servicing Portfolio or other REO Collateral, as the Lender shall then require."

                    (h) There shall be added to Section 6 of the Original Warehouse Credit Agreement a new Section 6.24, which shall read in full as follows:

          "6.24 Representations Relating to Servicing Portfolio, Etc.

                    (a) The Borrower has serviced all Serviced Loans in the Borrower's Servicing Portfolio, and has kept and maintained complete and accurate books and records in connection therewith, in accordance with all Agency Requirements and all applicable laws and regulations.

                    (b)(i) Except for any subservicing arrangements of the Borrower with respect to some Serviced Loans, the Borrower is the sole owner and holder of the Servicing Rights, has good and marketable right, title and interest therein, and has the full right and authority, subject to no interest or agreement with any other party, to grant a security interest therein to the Lender;
          (ii) except for any pledge or security interest granted in connection with the Poughkeepsie Savings Bank Note Payable (due November 30, 1995) described in Item 3 of Schedule V to the Warehouse Credit Agreement, the Servicing Rights have not been assigned or pledged to any other party, and the security interest therein granted pursuant to the Warehouse Security Agreement is the only outstanding and existing interest that the Borrower has granted to the Lender or any other party in the Servicing Rights."

                    (i) There shall be added to Section 7 of the Original Warehouse Credit Agreement new Sections 7.13 and 7.14, which shall read in full as follows:

          "7.13 Covenants Respecting REO Loans and REO Claims.

                    (a) The Borrower will comply promptly and fully with all Agency Requirements, and all applicable laws, rules and regulations of any governmental authority or other Person relating to the repurchase of REO Loans, the filing, processing and collection of all REO Claims, and all foreclosure or other enforcement actions or remedial proceedings with respect to all REO Loans and REO Properties;

                    (b) The Borrower shall promptly file, and thereafter shall diligently process to completion, all requests for reimbursement or collection of all REO Claims, and shall promptly institute, prosecute and enforce all foreclosure and other enforcement actions or remedial proceedings with respect to all REO Loans and REO Properties, which the Borrower is entitled to institute and prosecute under applicable law;

                    (c) The Borrower shall promptly advise the Lender, by facsimile transmission, of its receipt of any amounts collected with respect to any REO Claim, identifying the mortgagor and property address for each REO Loan which is the subject of any such REO Claim."

          "7.14 Covenants Respecting Servicing Portfolio.

                    Except for the impact of transactions undertaken in the ordinary course of business, the Borrower shall maintain at all times in the Borrower's Servicing Portfolio a mix of Serviced Loans having characteristics (including, without limitation, geographic dispersion of mortgage properties, delinquency rates, percentage of Conforming Loans, Nonconforming Loans, VA Loans, FHA Loans, State Loans, balloon loans, variable rate loans, buy-down loans, refinance loans and loans secured by condominiums) substantially similar to those in the Borrower's Servicing Portfolio on the date of Amendment No. 2."

               3. Further Assurances. The Assignor shall execute and deliver to the Lender from time to time all such other agreements, instruments and documents (including without limitation, any consents, approvals, acknowledgments or agreements of any Agency) and shall do all other and further acts and things, as the Lender may request in order to further evidence or carry out the intent of this Amendment No. 2.

               4. Ratification of Original Agreement. This Amendment No. 2 is executed and delivered, and shall be considered as, an amendment and supplement to the Original Warehouse Credit Agreement and shall form a part thereof and, except as otherwise provided herein (or in Amendment No. 1 to the Warehouse Credit Agreement), the provisions of the Original Warehouse Credit Agreement, including without limitation, all representations, covenants, agreements, obligations and rights contained therein, are hereby ratified, confirmed and approved in all respects.

               5. Confirmation of Other Obligations. The Assignor hereby confirms and agrees that the execution and delivery of this Amendment No. 2 does not in any way diminish or invalidate any of its obligations under the Warehouse Security Agreement and the Note.

               6. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Original Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Default or Event of Default under the Warehouse Credit Agreement, the Warehouse Security Agreement or the Note has occurred and is continuing on the date hereof.

               7. Governing Law. This Amendment No. 2 shall be governed by and construed according to the laws of the State of New Jersey and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

               8. Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

               9. Effectiveness. This Amendment No. 2 shall become effective on the date on which the Borrower and the Lender shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Lender at its Office.

               10. Headings Descriptive. The headings of the several sections and subsections of this Amendment No. 2 are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 2.

            IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute and deliver this Amendment No. 2 as of the date first above written.

Address:                                MARKET STREET MORTGAGE
2650 McCormick Drive, Suite 200           CORPORATION
Clearwater, FL 34619
Attn: Tracy S. Jackson
Facsimile No.: (813) 791-4136           BY: /s/ Tracy S. Jackson
                                            -----------------------------
                                            Title: Senior Vice President



Three Executive Campus                  GE CAPITAL MORTGAGE
Cherry Hill, NJ 08002                     SERVICES, INC.
Attn: William E. Mezger
Facsimile No.: (609) 486-2777
                                        BY: /s/ William E. Mezger
                                            -----------------------------
                                            Title: Senior Vice President

                AMENDMENT NO. 3 TO WAREHOUSE CREDIT AGREEMENT



        THIS AGREEMENT is made as of this 20th day of May, 1994, by and between MARKET STREET MORTGAGE CORPORATION (the "Borrower") and GE CAPITAL MORTGAGE SERVICES, INC. (the "Lender").

                                  BACKGROUND

        The Borrower and the Lender entered into a Warehouse Credit Agreement, dated as of July 30, 1993, as amended (as so amended, the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

        The Advances are evidenced by the Borrower's promissory note dated July 30, 1993 (the "Note") in the stated principal amount of $85,000,000, and secured by, among other things, a Warehouse Security Agreement dated as of July 30, 1993, as amended (as so amended, the "Warehouse Security Agreement") between the Borrower and the Lender granting the Lender a security interest in certain of the Borrower's assets.

        The Borrower and the Lender now desire to amend the Warehouse Credit Agreement to extend the period for which the Lender's commitment under the Warehouse Credit Agreement has been made and to reduce the amount of the Lender's commitment.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Warehouse Credit Agreement. The Warehouse Credit Agreement is hereby amended as follows:

        a) Effective June 1, 1994, the definition of "Commitment" contained in Section 1.01 of the Warehouse Credit Agreement is amended to read in full as follows:

        ""Commitment" shall mean the obligation of the Lender to make Advances in an aggregate principal amount outstanding at any time not to exceed $40,000,000, as such amount may be reduced from time to time pursuant to Section 2.03."

        b) The definition of "Expiry Date" contained in Section 1.01 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        ""Expiry Date" shall mean the earlier of (i) July 30, 1994, as such date may be extended upon mutual agreement between the Borrower and the Lender from time to time and (ii) the date on which the Cooper River Warehouse Credit Agreement shall terminate."

        c) Effective June 1, 1994, Section 2.01 of the Warehouse Credit Agreement is amended to read in full as follows:

        "2.01 Commitment. Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time prior to the Expiry Date (or such earlier date as the Commitment shall have been terminated pursuant to the terms hereof), to make an advance or advances (each an "Advance" and, collectively, the "Advances") to the Borrower, which Advance: (i) shall be made at any time and from time to time in accordance with the terms hereof on and after the Effective Date and prior to the Expiry Date; (ii) shall bear interest as provided in Section 2.07; (iii) may be prepaid and reborrowed in accordance with the provisions hereof; and (iv) shall be made against the pledge by the Borrower of Eligible Mortgage Loans, Special Collateral, Liquid Assets or REO Collateral as Collateral for such Advance as provided herein and in the Warehouse Security Agreement; provided, however, that (1) the aggregate principal amount of Advances outstanding at any time shall not exceed the lesser of (x) the Commitment and (y) the Borrowing Base, at such time, (2) the aggregate principal amount of Advances outstanding at any time secured by Mortgage Loans shall not exceed 100% of the Commitment, (3) the aggregate principal amount of Advances outstanding at any time secured by Mortgage-backed Securities shall not exceed 0% of the Commitment,
        (4) the aggregate principal amount of Wet Advances outstanding at any time shall not exceed 40% of the Commitment, (5) the aggregate principal amount of Advances outstanding at any time secured by Special Collateral shall not exceed 6.75% of the Commitment, (6) the aggregate principal amount of Advances outstanding at any time secured by Nonconforming Loans shall not exceed 75% of the Commitment, (7) the aggregate principal amount of Advances outstanding at any time secured by Uncommitted Mortgage Loans shall not exceed 3% of the Commitment,
        (8) the aggregate principal amount of Advances outstanding at any time secured by FHA Loans, VA Loans and State Loans shall not exceed 100% of the Commitment and (9) the aggregate principal amount of Advances outstanding at any time secured by REO Collateral shall not exceed 9.75% of the Commitment."

        d) Effective June 1, 1994, Section 2.03 of the Warehouse Credit Agreement is amended to read in full as follows:

        "2.03 Voluntary Reduction of Commitment. Upon at least ten Business Days' prior written notice to the Lender, the Borrower shall have the right without premium or penalty to terminate or partially reduce the unutilized Commitment at such time; provided that any partial reduction pursuant to this Section 2.03 shall be in the amount of $100,000 or an integral multiple thereof; provided further, that the Commitment may not be reduced in part to an amount less than $40,000,000."


        e) Effective June 1, 1994, Section 4.02(e) of the Warehouse Credit Agreement shall be amended to read in full as follows:

        "(e) if on any date the aggregate principal amount outstanding of Advances secured by Special Collateral exceeds 6.75% of the Commitment, the Borrower shall immediately prepay the principal of Advances secured by Special Collateral in an aggregate amount equal to such excess;"

        f) Effective June 1, 1994, Section 4.02(u) of the Warehouse Credit Agreement shall be amended to read in full as follows:

        "(u) if on any date the aggregate principal amount outstanding of REO Advances exceeds 9.75% of the Commitment, the Borrower shall immediately prepay the principal of REO Advances in an amount equal to such excess."

        2. References to Warehouse Credit Agreement. Except where the context clearly requires otherwise, all references to the Warehouse Credit Agreement in the Warehouse Credit Agreement, the Note, the Warehouse Security Agreement and in any other document delivered to the Lender in connection therewith shall be deemed to refer to the Warehouse Credit Agreement as amended by this Amendment No. 3.

        3. Ratification of Documents. The Borrower hereby ratifies and confirms its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement and agrees that the execution and delivery of this Amendment No. 3 does not in any way diminish or invalidate any of its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement.

        4. Representations and Warranties. The Borrower hereby certifies that
(i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

        5.     Miscellaneous.

               (a) This Agreement shall be governed by and construed according to the laws of the State of New Jersey and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

               (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               MARKET STREET MORTGAGE CORPORATION


                               By: /s/ Tracy S. Jackson
                                   --------------------------------
                                   Senior Vice President


                               GE CAPITAL MORTGAGE SERVICES, INC.


                               By: /s/ William E. Mezger
                                   --------------------------------
                                   Senior Vice President

                   AMENDMENT NO. 4 TO WAREHOUSE CREDIT AGREEMENT



        THIS AGREEMENT is made as of the 30th day of July, 1994, by and between MARKET STREET MORTGAGE CORPORATION (the "Borrower") and GE CAPITAL MORTGAGE SERVICES, INC. (the "Lender").

                                  BACKGROUND

        The Borrower and the Lender entered into a Warehouse Credit Agreement, dated as of July 30, 1993, as amended (as so amended, the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

        The Advances are evidenced by the Borrower's promissory note dated July 30, 1993 (the "Note") in the stated principal amount of $85,000,000, and secured by, among other things, a Warehouse Security Agreement dated as of July 30, 1993, as amended (as so amended, the "Warehouse Security Agreement") between the Borrower and the Lender granting the Lender a security interest in certain of the Borrower's assets.

        The Borrower and the Lender now desire to amend the Warehouse Credit Agreement to extend the period for which the Lender's commitment under the Warehouse Credit Agreement has been made.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Warehouse Credit Agreement. The definition of "Expiry Date" contained in Section 1.01 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        ""Expiry Date" shall mean the earlier of (i) August 31, 1994, as such date may be extended upon mutual agreement between the Borrower and the Lender from time to time and (ii) the date on which the Cooper River Warehouse Credit Agreement shall terminate."

        2. References to Warehouse Credit Agreement. Except where the context clearly requires otherwise, all references to the Warehouse Credit Agreement in the Warehouse Credit Agreement, the Note, the Warehouse Security Agreement and in any other document delivered to the Lender in connection therewith shall be deemed to refer to the Warehouse Credit Agreement as amended by this Amendment No. 4.

        3. Ratification of Documents. The Borrower hereby ratifies and confirms its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement and agrees that the execution and delivery of this Amendment No. 4 does not in any way diminish or invalidate any of its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement.

        4. Representations and Warranties. The Borrower hereby certifies that
(i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

        5.     Miscellaneous.

               (a) This Agreement shall be governed by and construed according to the laws of the State of New Jersey and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

               (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               MARKET STREET  MORTGAGE CORPORATION


                               By: /s/ Tracy S. Jackson
                                   -------------------------------
                                  (Vice) President


                               GE CAPITAL MORTGAGE SERVICES, INC.


                               By: /s/ William E. Mezger
                                   -------------------------------
                                   Senior Vice President

                AMENDMENT NO. 5 TO WAREHOUSE CREDIT AGREEMENT



        THIS AGREEMENT is made as of this 31st day of August, 1994, by and between MARKET STREET MORTGAGE CORPORATION (the "Borrower") and GE CAPITAL MORTGAGE SERVICES, INC. (the "Lender").

                                  BACKGROUND

        The Borrower and the Lender entered into a Warehouse Credit Agreement, dated as of July 30, 1993, as amended (as so amended, the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

        The Advances are evidenced by the Borrower's promissory note dated July 30, 1993 (the "Note") in the stated principal amount of $85,000,000, and secured by, among other things, a Warehouse Security Agreement dated as of July 30, 1993, as amended (as so amended, the "Warehouse Security Agreement") between the Borrower and the Lender granting the Lender a security interest in certain of the Borrower's assets.

        The Borrower and the Lender now desire to amend the Warehouse Credit Agreement to extend the period for which the Lender's commitment under the Warehouse Credit Agreement has been made and to modify certain other terms and conditions.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Warehouse Credit Agreement. The Warehouse Credit Agreement is hereby amended as follows:

        a) Effective August 1, 1994, the definition of "Commitment" contained in Section 1.01 of the Warehouse Credit Agreement is amended to read in full as follows:

        ""Commitment" shall mean the obligation of the Lender to make Advances in an aggregate principal amount outstanding at any time not to exceed $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.03."

        b) The definition of "Expiry Date" contained in Section 1.01 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        ""Expiry Date" shall mean the earlier of (i) August 31, 1995, as such date may be extended upon mutual agreement between the Borrower and the Lender from time to time and (ii) the date on which the Cooper River Warehouse Credit Agreement shall terminate."

        c) Effective September 1, 1994, Section 2.01 of the Warehouse Credit Agreement is amended to read in full as follows:

        "2.01 Commitment. Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time prior to the Expiry Date (or such earlier date as the Commitment shall have been terminated pursuant to the terms hereof), to make an advance or advances (each an "Advance" and, collectively, the "Advances") to the Borrower, which Advance: (i) shall be made at any time and from time to time in accordance with the terms hereof on and after the Effective Date and prior to the Expiry Date; (ii) shall bear interest as provided in Section 2.07; (iii) may be prepaid and reborrowed in accordance with the provisions hereof; and (iv) shall be made against the pledge by the Borrower of Eligible Mortgage Loans, Special Collateral, Liquid Assets or REO Collateral as Collateral for such Advance as provided herein and in the Warehouse Security Agreement; provided, however, that (1) the aggregate principal amount of Advances outstanding at any time shall not exceed the lesser of (x) the Commitment and (y) the Borrowing Base, at such time, (2) the aggregate principal amount of Advances outstanding at any time secured by Mortgage Loans shall not exceed 100% of the Commitment, (3) the aggregate principal amount of Advances outstanding at any time secured by Mortgage-backed Securities shall not exceed 0% of the Commitment,
        (4) the aggregate principal amount of Wet Advances outstanding at any time shall not exceed 40% of the Commitment, (5) the aggregate principal amount of Advances outstanding at any time prior to May 14, 1995 secured by Special Collateral shall not exceed 16.0% of the Commitment and the aggregate principal amount of Advances outstanding at any time on or after May 14, 1995 secured by Special Collateral shall not exceed 8% of the Commitment, (6) the aggregate principal amount of Advances outstanding at any time secured by Nonconforming Loans shall not exceed 75% of the Commitment, (7) the aggregate principal amount of Advances outstanding at any time secured by Uncommitted Mortgage Loans shall not exceed 3% of the Commitment, (8) the aggregate principal amount of Advances outstanding at any time secured by FHA Loans, VA Loans and State Loans shall not exceed 100% of the Commitment and (9) the aggregate principal amount of Advances outstanding at any time secured by REO Collateral shall not exceed 15.6% of the Commitment."

        d) Effective August 1, 1994, Section 2.03 of the Warehouse Credit Agreement is amended to read in full as follows:

        "2.03 Voluntary Reduction of Commitment. Upon at least ten Business Days' prior written notice to the Lender, the Borrower shall have the right without premium or penalty to terminate or partially reduce the unutilized Commitment at such time; provided that any partial reduction pursuant to this Section 2.03 shall be in the amount of $100,000 or an integral multiple thereof; provided further, that the Commitment may not be reduced in part to an amount less than $25,000,000."

        e) Effective November 14, 1994, Section 2.07(a) of the Warehouse Credit Agreement is amended to read in full as follows:

        "(a) The Borrower agrees to pay interest in respect of the outstanding principal amount of the Advances from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) (i) with respect to Advances secured by Mortgage Loans (other than Special Collateral or the Mortgage Loans listed on Schedule X) or Mortgage-backed Securities, at a rate per annum equal to the lower of (x) 2.00% in excess of the Commercial Paper Rate in effect from time to time and (y) 2.00% in excess of the LIBOR Rate in effect from time to time (provided, however, that at all times that the Commercial Paper is rated A-1 or better by S&P such rate shall in no event be less than 1.75% in excess of the Commercial Paper Rate in effect from time to time), (ii) with respect to Advances secured by Special Collateral, at a rate per annum equal to 2.50% in excess of the Commercial Paper Rate in effect from time to time, (iii) with respect to Advances secured by the Mortgage Loans listed on
        Schedule X, at a rate per annum equal to 3.00% in excess of the Commercial Paper Rate in effect from time to time, and (iv) with respect to Advances secured by REO Collateral, at a rate per annum equal to 3.00% in excess of the Commercial Paper Rate in effect from time to time."

        f) Effective September 1, 1994, Section 4.02(e) of the Warehouse Credit Agreement is amended to read in full as follows:

        "(e) if on any date prior to May 14, 1995, the aggregate principal amount outstanding of Advances secured by Special Collateral exceeds 16% of the Commitment or if on any date on or after May 14, 1995, the aggregate principal amount outstanding of Advances secured by Special Collateral exceeds 8% of the Commitment, the Borrower shall immediately prepay the principal of Advances secured by Special Collateral in an aggregate amount equal to such excess;"

        g) Effective September 1, 1994, Section 4.02(u) of the Warehouse Credit Agreement is amended to read in full as follows:

        "(u) if on any date the aggregate principal amount outstanding of REO Advances exceeds 15.6% of the Commitment, the Borrower shall immediately prepay the principal of REO Advances in an amount equal to such excess."

        h) Section 8.03(c) of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        "(c) The Borrower will not at any time declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or pay any special distributions or bonuses not in the ordinary course of business to any officer or employee that owns capital stock of the Borrower, if after giving effect thereto the Consolidated Tangible Net Worth of the Borrower would be less than $5,000,000."

        i) Section 8.08 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        "8.08 Maximum Consolidated Tangible Leverage Ratio. The Borrower will not permit its Consolidated Tangible Leverage Ratio at any time during any fiscal year to be greater than 18 to 1."

        j) Section 8.09 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        "8.09 Minimum Consolidated Tangible Net Worth. The Borrower will not permit its Consolidated Tangible Net Worth at any time during any fiscal year to be less than $5,000,000."

        k) Section 8.17 of the Warehouse Credit Agreement is hereby amended to read in full as follows:

        "8.17 Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time during any fiscal year to be less than $10,000,000."

        2. References to Warehouse Credit Agreement. Except where the context clearly requires otherwise, all references to the Warehouse Credit Agreement in the Warehouse Credit Agreement, the Note, the Warehouse Security Agreement and in any other document delivered to the Lender in connection therewith shall be deemed to refer to the Warehouse Credit Agreement as amended by this Amendment No. 5.

        3. Ratification of Documents. The Borrower hereby ratifies and confirms its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement and agrees that the execution and delivery of this Amendment No. 5 does not in any way diminish or invalidate any of its obligations under the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement.

        4. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

        5.     Miscellaneous.

               (a) This Agreement shall be governed by and construed according to the laws of the State of New Jersey and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

               (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               MARKET STREET MORTGAGE CORPORATION


                               By: /s/ Tracy S. Jackson
                                   --------------------------------
                                   Senior Vice President


                               GE CAPITAL MORTGAGE SERVICES, INC.


                               By: /s/ William E. Mezger
                                   --------------------------------
                                   Senior Vice President